Exhibit 10.1:

First Amendment to Credit Agreement

This First Amendment to Credit Agreement (the “Amendment”) dated as of December 19, 2008, between Oil-Dri Corporation of America (the “Company”) and Harris N.A. (the “Bank”).

Preliminary Statements

                 A.The Company and the Bank are parties to a Credit Agreement dated as of January 27, 2006 (the “Credit Agreement”).  All capitalized terms used herein without definition shall have the same meanings herein as such terms are defined in the Credit Agreement.

                 B.The Company and the Bank have agreed to amend the Credit Agreement under the terms and conditions set forth in this Amendment.

Section 1.	Amendments.

Upon satisfaction of the conditions precedent contained in Section 3 below, the Credit Agreement shall be and hereby is amended as follows:

                 1.1.The definitions of “Adjusted LIBOR,” “Base Rate,” and “Termination Date” set forth in Section 4.1 of the Credit Agreement (Definitions) shall each be amended and restated in their entirety to read as follows:

“Adjusted LIBOR” means a rate per annum determined by the Bank in accordance with the following formula:

Adjusted LIBOR =                                      LIBOR
       100%-Reserve Percentage

“Reserve Percentage” means the maximum reserve percentage, expressed as a decimal, at which reserves (including, without limitation, any emergency, marginal, special, and supplemental reserves) are imposed by the Board of Governors of the Federal Reserve System (or any successor) on “eurocurrency liabilities”, as defined in such Board’s Regulation D (or any successor thereto), subject to any amendments of such reserve requirement by such Board or its successor, taking into account any transitional adjustments thereto.  For purposes of this definition, the relevant Portions of the Loans shall be deemed to be “eurocurrency liabilities” as defined in Regulation D without benefit or credit for any prorations, exemptions or offsets under Regulation D. The Reserve Percentage shall be adjusted automatically on and as of the effective date of any change in any such reserve percentage.  “LIBOR” means, for each Interest Period, (a) the LIBOR Index Rate for such Interest Period, if such rate is available, and (b) if the LIBOR Index Rate cannot be determined, the arithmetic average of the rates of interest per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) at which deposits in U.S. Dollars in immediately available funds are offered to the Bank at 11:00 a.m. (London, England time) 2 Business Days before the beginning of such Interest Period by 3 or more major banks in the interbank eurodollar market selected by the Bank for a period equal to such Interest Period and in an amount equal or comparable to the applicable LIBOR Portion scheduled to be outstanding from the Bank during such Interest Period.  “LIBOR Index Rate” means, for any Interest Period, the rate per annum (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) for deposits in U.S. Dollars for a period equal to such Interest Period, which appears on the LIBOR01 Page as of 11:00 a.m. (London, England time) on the day 2 Business Days before the commencement of such Interest Period.  “LIBOR01 Page” means the display designated as “LIBOR01 Page” on the Reuters Service (or such other page as may replace the LIBOR01 Page on that service or such other service as may be nominated by the British Bankers’ Association as the information vendor for the purpose of displaying British Bankers’ Association Interest Settlement Rates for U.S. Dollar deposits).  Each determination of LIBOR made by the Bank shall be conclusive and binding absent manifest error.

“Base Rate” means, for any day, the rate per annum equal to the greatest of:  (a) the rate of interest announced or otherwise established by the Bank from time to time as its prime commercial rate as in effect on such day, with any change in the Base Rate resulting from a change in said prime commercial rate to be effective as of the date of the relevant change in said prime commercial rate (it being acknowledged and agreed that such rate may not be the Bank’s best or lowest rate), (b) the sum of (i) the rate determined by the Bank to be the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the rates per annum quoted to the Bank at approximately 10:00 a.m. (Chicago time) (or as soon thereafter as is practicable) on such day (or, if such day is not a Business Day, on the immediately preceding Business Day) by two or more Federal funds brokers selected by the Bank for sale to the Bank at face value of Federal funds in the secondary market in an amount equal or comparable to the principal amount for which such rate is being determined, plus (ii) 1/2 of 1%, and (c) the LIBOR Quoted Rate for such day plus 1.00%.  As used herein, the term “LIBOR Quoted Rate” means, for any day, the rate per annum equal to the quotient of (i) the rate per annum (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) for deposits in U.S. Dollars for a one-month interest period which appears on the LIBOR01 Page as of 11:00 a.m. (London, England time) on such day (or, if such day is not a Business Day, on the immediately preceding Business Day) divided by (ii) one (1) minus the Reserve Percentage.

“Termination Date” means December 31, 2011, or such earlier date on which the Revolving Credit Commitment is terminated in whole pursuant to Section 3.4, 8.2 or 8.3 hereof.

                 1.2.The pricing grid appearing within the definition of “Applicable Margin” set forth in Section 4.1 of the Credit Agreement (Definitions) shall be amended and restated in its entirety to read as follows (which shall be deemed amended effective as of December 15, 2008):

When Following Status Exists For any Margin Determination Date	Applicable Margin For Base Rate Portion is:	Applicable Margin For LIBOR Portions is:	Applicable Margin For Commitment Fee is:	Applicable Margin For Letter of Credit Fee is:
Level I Status	0.0%	0.375%	0.15%	0.375%
Level II Status	0.0%	0.50%	0.20%	0.50%
Level III Status	0.0%	0.625%	0.25%	0.625%
Level IV Status	0.25%	0.875%	0.30%	0.875%
Level V Status	0.25%	1.00%	0.35%	1.00%

                 1.3.Section 2.5 of the Credit Agreement (Unavailability of Deposits or Inability to Ascertain Adjusted LIBOR) shall be amended and restated in its entirety to read as follows:

Section 2.5. Unavailability of Deposits or Inability to Ascertain, or Inadequacy of, Adjusted LIBOR.  Notwithstanding any other provision of this Agreement or the Note, if prior to the commencement of any Interest Period, the Bank shall determine reasonably and in good faith that deposits in the amount of any LIBOR Portion scheduled to be outstanding during such Interest Period are not readily available to the Bank in the interbank eurodollar market or, by reason of circumstances affecting the interbank eurodollar market, adequate and reasonable means do not exist for ascertaining Adjusted LIBOR or that LIBOR as determined hereby will not adequately and fairly reflect the cost to the Bank of funding any LIBOR Portion for such Interest Period or that the making or funding of LIBOR Portions has become impracticable, then the Bank shall promptly give notice thereof to the Company and the obligations of the Bank to create, continue or effect by conversion any such LIBOR Portion in such amount and for such Interest Period shall be suspended until deposits in such amount and for the Interest Period selected by the Company shall again be readily available in the interbank eurodollar market and adequate and reasonable means exist for ascertaining Adjusted LIBOR.

                 1.4.Section 7.17 of the Credit Agreement (Financial Covenants) shall be amended and restated in its entirety to read as follows:

Section 7.17. Financial Covenants. (a) Consolidated Debt Ratio.  The Company will, as of the last day of each fiscal quarter of the Company, maintain a ratio of Consolidated Debt to Total Capitalization of less than 0.55 to 1.0.

(b) Fixed Charge Coverage Ratio.  The Company will, as of the last day of each fiscal quarter of the Company, maintain a ratio of (a) Consolidated EBITR for the four fiscal quarters then ended to (b) Consolidated Fixed Charges for the same period of four fiscal quarters then ended of greater than 1.50 to 1.0.

                 1.5.Exhibit B to the Credit Agreement (Compliance Certificate) shall be amended and restated in its entirety to read as set forth on Exhibit B attached hereto and made a part hereof.

Section 2.	Representations.

In order to induce the Bank to execute and deliver this Amendment, the Company hereby represents and warrants to the Bank that (a) each of the representations and warranties set forth in Section 5 of the Credit Agreement is true and correct on and as of the date of this Amendment as if made on and as of the date hereof and as if each reference therein to the Credit Agreement referred to the Credit Agreement as amended hereby and (b) no Default or Event of Default exists under the Credit Agreement or shall result after giving effect to this Amendment.

Section 3.	Conditions Precedent.

This Amendment shall become effective upon satisfaction of the following conditions precedent:

                 3.1.The Company and the Bank shall have executed and delivered this Amendment.

                 3.2.The Company shall have paid to the Bank on the date hereof an amendment fee of $30,000, which fee shall be fully earned and nonrefundable on the date of payment.

                 3.3.Each Guarantor shall have executed and delivered its consent to this Amendment in the space provided for that purpose below.

                 3.4.Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to the Bank and its counsel.

Section 4.	Miscellaneous.

                 4.1.Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms.  Reference to this specific Amendment need not be made in the Credit Agreement, the Note, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

                 4.2.The Company agrees to pay on demand all costs and expenses of or incurred by the Bank in connection with the negotiation, preparation, execution and delivery of this Amendment.

                 4.3.This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement.  Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original.  Delivery of executed counterparts of this Amendment by facsimile transmission or by e-mail transmission of an Adobe portable document format file (also known as a “PDF” file) shall be effective as an original.  This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of Illinois.

[Signature Pages to Follow]

This First Amendment to Credit Agreement is dated as of the date first above written.

Oil-Dri Corporation of America

By	/s/ Daniel S. Jaffee
Name: Daniel S. Jaffee
Title: President and Chief Executive Officer

Harris N.A.

By	/s/ Steven M. Marks
Name: Steven M. Marks
Title: Senior Vice President

Guarantors’ Acknowledgment, Consent, and Reaffirmation

Each of the undersigned has heretofore guaranteed the due and punctual payment of all present and future Obligations pursuant to Section 9 of the Credit Agreement and hereby consents to the amendment to the Credit Agreement as set forth above and confirms that all of the obligations of the undersigned thereunder remain in full force and effect.  Each of the undersigned further agrees that the consent of the undersigned to any further amendments to the Credit Agreement shall not be required as a result of this consent having been obtained.  Each of the undersigned acknowledges that the Bank is relying on the assurances provided for herein and entering into this First Amendment and maintaining credit outstanding to the Borrower under the Credit Agreement as so amended.

Oil-Dri Corporation of Georgia		Oil-Dri Production Company

By	/s/ Charles P. Brissman	By	/s/ Charles P. Brissman
	Name: Charles P. Brissman		Name: Charles P. Brissman
	Title: Vice President		Title: Vice President

Mounds Production Company, LLC		Mounds Management, Inc.

By	Mounds Management, Inc.
Its Managing Member

By	/s/ Charles P. Brissman	By	/s/ Charles P. Brissman
	Name: Charles P. Brissman		Name: Charles P. Brissman
	Title: Vice President		Title: Vice President

Blue Mountain Production Company		Oil-Dri Corporation of Nevada

By	/s/ Charles P. Brissman	By	/s/ Charles P. Brissman
	Name: Charles P. Brissman		Name: Charles P. Brissman
	Title: Vice President		Title: Vice President

Taft Production Company

		By	/s/ Charles P. Brissman
Name: Charles P. Brissman
Title: Vice President

Exhibit B

Compliance Certificate

This Compliance Certificate is furnished to Harris N.A. (the “Bank”) pursuant to that certain Credit Agreement dated as of January 27, 2006, by and between Oil-Dri Corporation of America (the “Company”) and the Bank (the “Credit Agreement”).  Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.

The Undersigned hereby certifies that:

                 1.I am the duly elected _____________________________________ of the Company;

                 2.I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Company and its Subsidiaries during the accounting period covered by the attached financial statements;

                 3.The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or the occurrence of any event which constitutes a Default or Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below;

                 4.The financial statements required by Section 7.5 of the Credit Agreement and being furnished to you concurrently with this certificate are, to the best of my knowledge, true, correct and complete as of the dates and for the periods covered thereby; and

                 5.The Attachment hereto sets forth financial data and computations evidencing the Company’s compliance with certain covenants of the Credit Agreement, all of which data and computations are, to the best of my knowledge, true, complete and correct and have been made in accordance with the relevant Sections of the Credit Agreement.

Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Company has taken, is taking, or proposes to take with respect to each such condition or event:
____________________________________________________________________________________________________________________________________________
____________________________________________________________________________________________________________________________________________
____________________________________________________________________________________________________________________________________________
____________________________________________________________________________________________________________________________________________

The foregoing certifications, together with the computations set forth in the Attachment hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this _________ day of __________________ 20___.

___________________________________________
         ____________________________, ______________
 (Type or Print Name)                    (Title)

Attachment to Compliance Certificate
Oil-Dri Corporation of America

Compliance Calculations for Credit Agreement
Dated as of January 27, 2006
Calculations as of _____________, 20___

A.	Consolidated Debt Ratio (Section 7.17(a))

	1.	Consolidated Debt as defined

	2.	Net Worth

	3.	Ratio of Line A1 to A2
		(“Consolidated Debt Ratio”)	______________ to 1.0

	4.	As listed in Section 7.17(b), for the date of this Certificate, the Consolidated Debt Ratio shall be less than	0.55 to 1.0

	5.	Company is in compliance?
(Circle yes or no) Yes/No

B.	Fixed Charge Coverage Ratio (Section 7.17(b))

	1.	Net Income
2.
(a) Interest Expense __________________
(b) Federal, state, and local taxes __________________
(c) Lease and rental expense __________________

	3.	Sum of Lines 1, 2(a), (b) and (c)

	4.	Interest Income

	5.	Gains on sales of fixed assets

	6.	Sum of Lines 4 and 5

	7.	Line 3 minus Line 6
(“Consolidated EBITR”)

	8.	Sum of Line 2(a) and 2(c)

	9.	Line 8 minus line 4
(“Consolidated Fixed Charges”)

	10.	Ratio of Line 7 to Line 9

	11.	As listed in Section 7.17(c), for the date of this Certificate, the Line 10 ratio shall not be greater than	1.50:1

	12.	Company is in compliance?
		(Circle Yes or No)	Yes/No